UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2014

EUROSITE POWER INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54484	27-5250881
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 3, 2014, EuroSite Power Inc., or the Company, entered into a convertible note amendment agreement, or the Note Amendment Agreement, with American DG Energy Inc., the Company’s majority parent, or American DG, John N. Hatsopoulos, the Chairman of the Board of the Company, and certain European investors. Among other things, the Note Amendment Agreement provides for the conversion, in full, of the principal amount of certain of the Company’s existing 4% Senior Convertible Notes Due 2017, originally issued on February 20, 2014 and 4% Senior Convertible Notes Due 2018, originally issued on April 24, 2014, or collectively the Notes, in an aggregate principal amount of $1,700,000, pursuant to which the holders of such Notes, or the Holders, agreed to convert, in full, the principal amount of the Notes. In connection with the conversion, the Notes will be cancelled and the Holders will be issued shares of the Company’s common stock at a conversion price of $.50 per share and any accrued but unpaid interest will be paid in cash.

Included among the Holders are: (i) American DG, which converted its Note in the principal amount of $1,100,000 into 2,200,000 shares of the Company’s common stock, (ii) John N. Hatsopoulos, who converted his Note in the principal amount of $300,000 into 600,000 shares of the Company’s common stock, and (iii) a European investor, which who converted its Note in the principal amount of $300,000 into 600,000 shares of the Company’s common stock.

On October 3, 2014, the Company accepted certain separate convertible note conversion agreements, or the Note Conversion Agreements, from additional holders, or the Additional Holders, of certain of its existing 4% Senior Convertible Notes Due 2017, originally issued on February 20, 2014, or the Additional Notes, pursuant to which the Additional Holders agreed to convert $1,350,000 of the aggregate principal amount of the Additional Notes. In connection with the conversion, the Additional Notes will be cancelled and the Additional Holders will be issued shares of the Company’s common stock at a conversion price of $.50 per share and any accrued but unpaid interest will be paid in cash.

Included among the Additional Holders are: (i) Bruno Meier, a director of the Company, who converted his Additional Note in the principal amount of $250,000 into 500,000 shares of the Company’s common stock; (ii) Prime World Inc., a company controlled by Joan Giacinti, a director of the Company, which converted its Additional Note in the principal amount of $300,000 into 600,000 shares of the Company’s common stock; and (iii) Charles T. Maxwell, Chairman of the Board of Directors of American DG, who converted his Additional Note in the principal amount of $250,000 into 500,000 shares of the Company’s Common Stock.

The foregoing descriptions of the Note Amendment Agreement and the Note Conversion Agreements are qualified in their entirety by reference to the full text of the Note Amendment Agreement and a form of the Note Conversion Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Registration Rights Agreements

The Holders and the Additional Holders remain entitled to the benefits of registration rights agreements by and among the Company and the noteholders named therein, which were previously described in the Company’s Current Reports on Form 8-K dated June 18, 2013, April 24, 2014 and June 9, 2014 and each is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” concerning the conversion of the Notes and the Additional Notes and the issuance of shares of the Company’s common stock is incorporated herein by reference. The shares of common stock underlying the Notes and the Additional Notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act, in reliance on an exemption under Sections 3(a)(9) or (4)(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

See the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROSITE POWER INC.
Date:	October 6, 2014
		By:	/s/ Gabriel Parmese
Gabriel Parmese, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Convertible Note Amendment Agreement by and among the Company, American DG Energy Inc., John N. Hatsopoulos, and certain European investors, dated October 3, 2014.

10.2	Form of Convertible Note Conversion Agreement.

99.1	Press Release dated October 6, 2014.